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                                                                    Exhibit 21.1

                  LIST OF SUBSIDIARIES OF HOST MARRIOTT, L.P.

HMC Chicago Merger Limited Partnership
HMC Atlanta Merger Limited Partnership
HMC Desert Merger Limited Partnership
HMC Hanover Merger Limited Partnership
HMC Diversified Merger Limited Partnership
HMC Properties I Merger Limited Partnership
HMC Properties II Merger Limited Partnership
HMC Potomac Merger Limited Partnership


                  LIST OF SUBSIDIARIES OF HMC MERGER CORPORATION

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